SCHEDULE 1

SHARE CONDITIONS FOR PURE MINERALS HOLDING COMPANY

I.	The Corporation is authorized to issue an unlimited number of Class A exchangeable preference shares (“Exchangeable Shares”) and an unlimited number of common shares.

II.	The Exchangeable Shares and the common shares shall carry, and be subject to, the following rights, privileges, restrictions and conditions, that is to say:

III.	CLASS A EXCHANGEABLE PREFERENCE SHARES

1.	Dividends

(a)

The Board of Directors shall declare and the Corporation shall pay dividends out of the assets of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation, as applicable, as follows: (i) in the case of a cash dividend declared in United States currency on a common share of Pure Pharmaceuticals Corporation (Pure Pharmaceuticals Corporation being herein referred to as the “Parent” and such common share of the Parent being herein referred to as a “Parent Common Share”), in an amount in cash in United States currency for each Exchangeable Share equal to the cash dividend declared on each Parent Common Share; (ii) in the case of a stock dividend declared on Parent Common Shares to be paid in Parent Common Shares, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Parent Common Shares to be paid on each Parent Common Share; and (iii) in the case of a dividend declared on Parent Common Shares in property other than United States currency or Parent Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or the Economic Equivalent (as defined below) of the type and amount of property declared as a dividend on each Parent Common Share.

(b)

The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), what is the Economic Equivalent for the purposes of this section and each such determination shall be conclusive and binding. In making such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors, (i) the relationship between the fair market value (as determined by the Board of Directors) of such property to be issued or distributed with respect to each outstanding Parent Common Share and the Current Market Value (as determined by the Board of Directors in the manner contemplated below) of a Parent Common Share; and (ii) the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Parent Common Shares as a result of differences between the taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

For purposes of these share provisions, the “Current Market Value” of any security listed and traded or quoted on a securities exchange shall be the weighted average of the daily closing prices of such security during a period of twenty (20) consecutive trading days ending five (5) trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the Current Market Value thereof shall be determined by the Board of Directors, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require), and provided further that any such determination by the Board shall be conclusive and binding.

(c)

Such dividends shall have record and payment dates identical to the record and payment dates for dividends on the Parent Common Shares. In the event a record or payment date for a Parent Common Share is not a business day in New York, New York, the record or payment date, as the case may be, for the Exchangeable Shares, shall be the next business day.

2.	Participation upon Liquidation, Dissolution or Winding-Up

(a)

In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Exchangeable Shares shall be entitled, subject to applicable law and subject to the Liquidation Call Rights as set forth below, to receive from the assets of the Corporation for each Exchangeable Share on the effective date (“Liquidation Date”) before any distribution of any part of the assets of the Corporation among the holders of common shares or any other shares ranking junior to the Exchangeable Shares an amount per share equal to (i) the Current Market Value of a Parent Common Share, determined by the Board of Directors on the trading day prior to the Liquidation Date, which shall be paid and satisfied in full only by the Corporation causing to be delivered to such holder one Parent Common Share for each Exchangeable Share presented and surrendered by the holder, plus (ii) an additional amount in cash equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share (collectively, the “Liquidation Amount”). The Corporation shall immediately give notice to Parent of any proposed liquidation, dissolution or winding-up.

(b)

On or promptly after the Liquidation Date, and subject to the exercise by Parent of the Liquidation Call Right (as set forth below), the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share, upon the surrender by the holder thereof of the certificate evidencing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Canada Business Corporations Act and the by-laws of the Corporation and such additional documents and instruments as the secretary of the Corporation may reasonably require, at the registered office of the Corporation. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation, certificates representing the Parent Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any hypothec, mortgage, security interest, charge or claim) and a cheque in United States dollars of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the amount equivalent to the full amount of all declared and unpaid dividends comprising part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom by the Corporation). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Parent Common Shares delivered to them and such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

(c)

If Parent or an affiliate of Parent (within the meaning of the Canada Business Corporations Act) is the sole holder of common shares of the Corporation, Parent or the affiliate of Parent (“Purchaser”) shall have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation pursuant to paragraph III 2.(a) of these share provisions, to purchase from all but not less than all of the holders of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by the Purchaser to the holder of an amount per share equal to (i) the Current Market Value of a Parent Common Share determined on the trading day prior to the Liquidation Date, which shall be satisfied in full only by causing to be delivered to such holder one Parent Common Share, plus (ii) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Exchangeable Shares (collectively, the “Liquidation Call Purchase Price”). In the event of the exercise of the Liquidation Call Right by the Purchaser, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to the Purchaser on the Liquidation Date on payment by Parent to the holder of the Liquidation Call Purchase Price for each such share.

(d)

To exercise the Liquidation Call Right, the Purchaser must notify holders of Exchangeable Shares and the Corporation of the Purchaser’s intention to exercise such right within two business days of receiving notification of the liquidation, dissolution or winding-up from the Corporation as provided in paragraph III 2.(a) of these share provisions. If the Purchaser exercises the Liquidation Call Right, on the Liquidation Date, the Purchaser will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

(e)

For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, the Purchaser shall deposit with the secretary of the Corporation, on or before the Liquidation Date, certificates representing the aggregate number of Parent Common Shares deliverable by the Purchaser in payment of the total Liquidation Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Liquidation Call Purchase
Price.

Provided that the total Liquidation Call Purchase Price has been so deposited with the secretary of the Corporation, on or before the Liquidation Date, the rights of each holder of Exchangeable Shares will be limited to receiving such holder’s proportionate part of the total Liquidation Call Purchase Price payable by the Purchaser upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall, on and after the Liquidation Date, be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to it. Upon surrender to the secretary of the Corporation of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Canada Business Corporations Act and the by-laws of the Corporation and such additional documents and instruments as the secretary of the Corporation may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the secretary of the Corporation on behalf of the Purchaser shall deliver to such holder, certificates representing the Parent Common Shares to which the holder is entitled (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any hypothec, mortgage, security interest, charge or claim) and a cheque or cheques of the Purchaser or the Corporation payable at par and in United States dollars at any branch of the bankers of the Purchaser or of the Corporation in Canada in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price. If the Purchaser does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date, the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to paragraph III 2(a) of these share provisions.

3.	Corporation Voting Rights

The holders of the Exchangeable Shares shall not be entitled to receive notice of, or to attend, any meetings of shareholders of the Corporation, subject to applicable law.

4.	Special Events

(a) The Exchangeable Shares shall be subject to adjustment or modification from time to time in each of the following circumstances:

(i) Parent shall sub-divide the then outstanding Parent Common Shares into a greater number of Parent Common Shares;

(ii)	Parent shall reduce, combine or consolidate the then outstanding Parent Common Shares into a smaller number of Parent Common Shares;

(iii)

Parent shall issue additional Parent Common Shares or shares of another class of Parent or shares of a subsidiary corporation to all or substantially all of the holders of Parent Common Shares by way of options, rights or warrants; and

(iv)	Parent shall reclassify or otherwise change the Parent Common Shares or effect an amalgamation, merger or reorganization.

(b)

The Board of Directors shall take all reasonable steps to effect any such adjustment or modification including, if necessary, submitting same to holders of Exchangeable Shares for their approval. Such adjustment or modification shall result in the same, or the Economic Equivalent (as determined below) of the adjustment or modification as that made to the Parent Common Shares and shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

(c)

The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), what is the Economic Equivalent for the purposes of any event referred to in this subsection III 4. and each such determination shall be conclusive and binding. In making each such determination, the following factors shall, without excluding other factors determined by the board to be relevant, be considered by the Board of Directors:

(i)

in the case of subparagraph III 4.(a)(iii), the relationship between the exercise price of each of such options, rights or warrants and the Current Market Value (as determined by the Board of Directors in the manner contemplated in paragraph III 1.(b)) of a Parent Common Share; and

(ii)

the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Parent Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

5.	Retraction of Exchangeable Shares by Holder

(a)

A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Parent of the Call Right (as defined below) and otherwise upon compliance with the provisions of this paragraph III 5.(a), to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to (i) the Current Market Value of a Parent Common Share determined by the Board of Directors on the trading day prior to the Retraction Date (as defined below), which shall be paid and satisfied in full only by the Corporation causing to be delivered to such holder one Parent Common Share for each Exchangeable Share presented and surrendered by the holder plus (ii) an additional amount in cash equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share (collectively the “Retraction Price”), provided that if the record date for any such declared and unpaid dividends occurs on or after the Retraction Date, the Retraction Price shall not include such additional amount equivalent to the declared and unpaid dividends. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Canada Business Corporations Act and the by-laws of the Corporation and such additional documents and instruments as the secretary of the Corporation may reasonably require, and together with a duly executed statement in such form as may be acceptable to the Corporation (“Retraction Request”):

(i)

specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the “Retracted Shares”) redeemed by the Corporation;

(ii)

stating the business day on which the holder desires to have the Corporation redeem the Retracted Shares (the “Retraction Date”), provided that the Retraction Date shall be not less than five business days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such business day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the fifth business day after the date on which the Retraction Request is received by the Corporation; and

(iii)

acknowledging the overriding right (the “Retraction Call Right”) of the Purchaser (the term “Purchaser” as defined above) to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to the Purchaser in accordance with the Retraction Call Rights.

(b)

Subject to the exercise by the Purchaser of the Retraction Call Right, upon receipt by the Corporation in the manner specified in paragraph III 5.(a) hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request and provided that the Retraction Request is not revoked by the holder in the manner specified in paragraph III 5.(d) the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Parent pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

(c)

Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Parent thereof. In order to exercise the Retraction Call Right, the Purchaser must notify the Corporation in writing of its determination to do so (the “Retraction Call Notice”) within two business days of notification to Parent by the Corporation of the receipt by the Corporation of the Retraction Request. If the Purchaser does not so notify the Corporation within such two business day period, the Corporation will notify the holder as soon as possible thereafter that the Purchaser will not exercise the Retraction Call Right. If the Purchaser delivers the Call Notice within such two business day time period and provided that the Retraction Request is not revoked by the holder in the manner specified in paragraph III 5.(d), the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to the Purchaser in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and the Purchaser shall purchase from such holder and such holder shall sell to the Purchaser on the Retraction Date the Retracted Shares for a purchase price (the “Purchase Price”) per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, the Purchaser shall deposit with the secretary of the Corporation, on or before the Retraction Date, certificates representing the aggregate number of Parent Common Shares deliverable by the Purchaser in payment of the total Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Purchase Price. Provided that the total Purchase Price has been so deposited with the secretary of the Corporation, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Parent does not deliver a Retraction Call Notice within a two business day period and provided that the Retraction Request is not revoked by the holder in the manner specified in paragraph III 5.(d), the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this subsection III 5.

(d)

A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void, and for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to the Purchaser shall be deemed to have been revoked.

(e)

The Corporation, on its own behalf or on behalf of the Purchaser, as the case may be, shall deliver or cause to be delivered to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick up by the holder at the registered office of the Corporation, certificates representing the Parent Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any hypothec, mortgage, security interest, charge or claim), and a cheque or cheques in United States dollars of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the total Retraction Price (less any tax required to be deducted and withheld therefrom by the Corporation) or a cheque of the Purchaser payable at par and in United States dollars at any branch of the bankers of the Purchaser (less any tax required to be deducted and withheld by the Purchaser) in payment of the remaining portion, if any, of the total Purchase Price, as the case may be, and such delivery of such certificates and cheque or cheques on behalf of the Corporation or by the Purchaser, as the case may be, shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheque (plus any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority), unless such cheque is not paid on due presentation.

(f)

On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive their proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided.

On and after the close of business on the Retraction Date provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Parent shall thereafter be considered and deemed for all purposes to be a holder of the Parent Common Shares delivered to it and such holder shall not be entitled to share in any further distribution of the assets of the Corporation. The Corporation shall have the right at any time after the Retraction Date to deposit or cause to be deposited the total Retraction Price or total Purchase Price in respect of the Exchangeable Shares represented by certificates that have not at the Retraction Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Redemption Price or the total Purchase Price (less any tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited.

(g)

Notwithstanding any other provision of this subsection III 5., the Corporation shall not be required to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Parent shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be required to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed as would not be contrary to such provisions and shall notify the holder at least two business days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall as soon as practicable and from time to time redeem Retracted Shares in accordance with paragraph III 5.(b) of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to paragraph III 5.(b) hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in paragraph III 5.(d), the holder of any such Retracted Shares not redeemed by the Corporation pursuant to this paragraph III 5.(d) of these share provisions as a result of the solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to require the Purchaser to purchase such Retracted Shares from such holder on the Retraction Date or as soon as is reasonably practicable thereafter on payment by the Purchaser of the Purchase Price for each such Retracted Share, all as is more specifically provided for in the Put and Call Agreement to be executed among the Corporation, Pure Pharmaceuticals Corporation and the former shareholders of the Corporation and any amendment thereto.

6.	Redemption of Exchangeable Shares by the Corporation

	(a)	For purposes of the this section:

(i)

“Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation, other than an Exempt Exchangeable Share Voting Event.

(ii)

“Exempt Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the Exchangeable Shares and the Parent Common Shares.

(iii)

“Pure Controlled Transaction” means any merger, amalgamation, tender, offer, material sale of shares or rights or interests therein or thereto or similar transactions involving the Parent, or any proposal to do so.

(iv)

“Redemption Date” means the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to this section, which shall be the date on which:

(A)

a Pure Controlled Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonable and practical to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Pure Controlled Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Pure Controlled Transaction in accordance with its terms, upon such number of days prior written notice to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practical in such circumstances;

(B)

an Exchangeable Share Voting Event is proposed, in which case, provided that the Board of Directors has determined in good faith and in its sole discretion, that it is not reasonably practical to accomplish the business purpose intended by the Exchangeable Shares Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, in any other commercially reasonably manner that does not result in an Exchangeable Share Voting Event, the Redemption Date shall be the business day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event and the Board of Directors shall give such number of days prior written notice of such redemption to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practical in such circumstances; or

(C)

an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the exempt Exchangeable Share Voting Event, in which case the Redemption Date shall be the business day following the day on which the holders of the Exchangeable Shares fail to take such action.

(b)

Should the Board of Directors of the Corporation establish a Redemption Date in accordance with this subsection III 6., then prior to sending any notice to the holders of Exchangeable Shares in accordance with paragraph III 6.(c) hereof, it shall notify the Parent. In order to exercise the Redemption Call Right (as defined below), the Purchaser must notify the Corporation in writing of its determination to do so (the “Redemption Call Notice”) within two business days of notification to Parent by the Corporation of the decision of the Board of Directors of the Corporation to establish a Redemption Date. If the Purchaser does not so notify the Corporation within such two business day period, the Corporation will notify the holders of Exchangeable Shares in accordance with paragraph III 6.(c) hereof as soon as possible thereafter of the proposed redemption of shares and that the Purchaser will not exercise the Redemption Call Right. If the Purchaser delivers the Redemption Call Notice within the two business day time period, the Corporation will notify the holder of Exchangeable Shares in accordance with paragraph III 6.(c) hereof as soon as possible thereafter of the proposed redemption of shares and the intent of the Purchaser to exercise its Redemption Call Right.

(c)

In any case of redemption of an Exchangeable Share under this section, written notice of redemption by the Corporation and, if necessary, the purchase by the Purchaser under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors of the Corporation to be reasonably practical in the circumstances. In any case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

(d)

Subject to applicable law and provided the Purchaser has not exercised the Redemption Call Right, the Corporation shall, on the Redemption Date, redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the Current Market Value of the Parent Common Share, determined by the Board of Directors on the trading day prior to the Redemption Date which shall be paid and satisfied in full only by the Corporation causing to be delivered to such holder, one Parent Common Share for each Exchangeable Share so redeemed, plus (ii) an additional amount in cash equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share (collectively the “Redemption Price”) provided that if the record date for any such declared and unpaid dividends occurs on or after the Redemption Date, the Redemption Price shall not include such additional amount equivalent to the declared and unpaid dividends.

(e)

Should the Board of Directors establish a Redemption Date, the Purchaser shall have an overriding right (the “Redemption Call Right”) to purchase all but not less than Exchangeable Shares directly from the holder. Should the Purchaser exercise its Redemption Call Right in the manner described hereinabove, the Corporation shall not redeem the Exchangeable Shares and the Purchaser shall purchase from such holder and such holder shall sell to the Purchaser on the Redemption Date the Exchangeable Shares for a purchase price (the “Redemption Purchase Price”) per share equal to the Redemption Price per share. For the purposes of completing a purchase pursuant to the Redemption Call Right, the Purchaser shall deposit with the secretary of the Corporation, on or before the Redemption Date, certificates representing the aggregate number of Parent Common Shares deliverable by the Purchaser in payment of the total Redemption Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Redemption Purchase Price. Provided that the total Redemption Purchase Price has been deposited with the secretary of the Corporation on or before the Redemption Date, the closing of the purchase and sale of the Exchangeable Shares pursuant to the Redemption Call Right shall be deemed to have occurred as at the close of business on the Redemption Date and, for greater certainty, no redemption by the Corporation of such Exchangeable Shares shall take place on the Redemption Date.

(f)

The Corporation, on its own behalf or on behalf of the Purchaser, as the case may be, shall deliver or cause to be delivered to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation, certificates representing Parent Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any hypothec, mortgage, security interest, charge or claim) and a cheque or cheques of the Corporation in United States dollars payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the Redemption Price (less any tax required to be deducted and withheld therefrom by the Corporation) or a cheque or cheques of the Purchaser payable at par and in United States dollars at any branch of the bankers of the Purchaser (less any tax required to be deducted and withheld by the Purchaser) in payment of the remaining portion, if any, of the total Redemption Purchase Price, as the case may be, and such delivery of such certificates and cheque or cheques on behalf of the Corporation or by the Purchaser, as the case may be, shall be deemed to be payment of and shall satisfy and discharge all liability for the total Redemption Price or the total Redemption Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheque (plus any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority), unless such cheque is not paid on due presentation.

(g)

On or after the Redemption Date, the holders of Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive their proportionate part of the total Redemption Price or the total Redemption Purchase Price, as the case may be, unless payment of the total Redemption Price or the total Redemption Purchase Price for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of such holder shall remain unaffected until the total Redemption Price or the total Redemption Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Redemption Date to deposit or cause to be deposited the total Redemption Price or the total Redemption Purchase Price in respect of the Exchangeable Shares represented by certificates that have not at the Redemption Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Redemption Amount or the total Redemption Purchase Price (less any tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Parent Common Shares delivered to them.

7.	Amendment and Approval of Rights of Exchangeable Shares and Changes to Support Agreement

(a)

The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

(b)

So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the written approval of the holders of the Exchangeable Shares, issue any Exchangeable Shares or any other shares ranking equally with or superior to the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares.

(c)

Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law.

(d)

The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement by and between Pure Pharmaceuticals Corporation and the Corporation and any amendment thereto, without the written approval of the holders of the Exchangeable Shares other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(i)	adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

(ii)

making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of good faith opinion, after consultation with counsel that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(iii)

making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

8.	Purchase for Cancellation

Subject to applicable law, the Corporation may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with any holder of Exchangeable Shares.

IV.	COMMON SHARES

1.	Dividends

After dividends have been declared and paid on the Exchangeable Shares, as the case may be, as provided for in the articles of the Corporation, the holders of record of the common shares shall be entitled to receive as and when declared by the directors of the Corporation in their discretion, out of the moneys properly applicable to the payment of dividends, dividends on such shares, in such amounts and at such times as the directors of the Corporation shall determine.

2.	Liquidation

In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary after distribution to the holders of the Exchangeable Shares, the holders of the common shares shall be entitled to receive the remaining property of the Corporation.

3.	Vote

The holders of the common shares are entitled to one vote for each share held at the meetings of shareholders.